UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

PLC SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

459 Fortune Boulevard
Milford, Massachusetts	01757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 541-8800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2013, Edward H. Pendergast retired from the Board of Directors after serving for 22 years as a member of the Board of Directors and most recently as its non-executive Chairman of the Board.  In addition, on June 6, 2013, Kevin J. Dunn resigned from the Board of Directors.  Neither individual resigned due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 6, 2013, the Company’s Board of Directors elected Albert Kyle as a member of the Board of Directors, to fill the vacancy created by the resignation of Mr. Pendergast.  Mr. Kyle was elected as a Class II Director with a term through 2015.  In addition, Gregory W. Mann, the Company’s Chief Financial Officer, was also named to the Board of Directors to temporarily fill the vacancy created by the resignation of Mr. Dunn.  Mr. Mann was elected as a Class III Director with a term through 2014.

Mr. Kyle has more than 40 years experience in the medical device industry. Currently he is Founder and President of StatVideo, a manufacturer of specialty video conferencing systems, located in Andover, MA. Prior to StatVideo, he was founding CEO of several medical device startup companies and previously served as Division General Manager of Hewlett Packard’s Ultrasound Imaging Division. He holds a BSEE degree from Duke University, MBA & MPA degrees from Harvard University, is a former Captain in the U.S. Marines and a Vietnam veteran.

Mr. Mann has served as the Company’s CFO since October 2011.  Prior to joining PLC, Mr. Mann was Business Unit CFO of the Healthcare, Insurance, Financial Transformation, and Emerging Markets business units at Virtusa Corp, a publicly traded information technology services company. At Virtusa, Mr. Mann was involved in its initial public offering , and responsible for the company’s merger and acquisition activity. Prior to Virtusa, Mr. Mann held various finance and accounting roles at companies including Acusphere, InterGen Energy, and BeFree Inc.

The Board also elected Mark R. Tauscher, the Chief Executive Officer, and currently a member of the Board of Directors, as Chairman of the Board.  In addition, the Board elected Benjamin L. Holmes, an outside director and currently a member of the Audit Committee of the Board of Directors as Chair of the Audit Committee. Neither Mr. Tauscher nor Mr. Mann will receive any additional compensation for their roles on the Board of Directors.

Neither Mr. Kyle nor Mr. Mann is a party to any arrangement or understanding with any other person pursuant to which each such individual was selected as a director.  Neither Mr. Kyle nor Mr. Mann is involved in any transaction with the Company in which the company was or is to be a participant and the amount exceeds $120,000, exclusive of Mr. Mann’s compensation as Chief Financial Officer, which compensation is set forth in the Company’s Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on April 26, 2013.  As a member of the Board of Directors, Mr. Kyle will be entitled to compensation as an outside director, consistent with the compensation of other outside directors, in the amount of $1,000 for each board meeting he attends in person and $500 for each board meeting he participates in by means of teleconference.  The Company intends to award options to Mr. Kyle in the future but has not yet made a determination of the terms of the option grant.

At the Annual Meeting of Shareholders of the Company held on June 6, 2013, the shareholders of the Company approved the 2013 Stock Option and Incentive Plan (the “2013 Plan”). The 2013 Plan replaces the PLC Systems Inc. 2005 Stock Plan.  For a description of the terms and conditions of the 2013 Plan, see “Description of the 2013 Stock Option and Incentive Plan” under “Proposal Two - Approval of the 2013 Stock and Incentive Plan” in the 2013 Proxy Statement, which description is incorporated herein by reference. The description of the 2013 Plan does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which was included as Appendix A to the 2013 Proxy Statement and is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On June 6, 2013, the Company held its Annual Meeting of Stockholders.  At the Annual Meeting of Shareholders, the following matters were approved by the vote specified below:

1.              Mark R. Tauscher was elected as a Class I director and will hold office until the annual meeting of shareholders in 2016 or until his successor is duly elected and qualified.  Mr. Tauscher received 11,851,340 shares of common stock voting in favor of his election, 515,563 shares of common stock voting withheld from his election, and there were a total of 23,907,813 shares of common stock recorded as broker non-votes.  The terms of the Class II and Class III Directors (Kevin J. Dunn, Benjamin L. Holmes, Brent Norton and Edward H. Pendergast) continued after the Annual Meeting of Shareholders.

2.              The 2013 Stock Option and Incentive Plan was approved.  The votes were cast as follows: 10,386,990 shares of common stock were voted for the approval, 833,079 shares of common stock were voted against the approval, 1,146,834 shares of common stock abstained from the vote, and 23,907,813 shares of common stock were recorded as broker non-votes.

3.              The selection of McGladrey, LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2013 and the authorization of the Audit Committee of the Board of Directors to fix the remuneration to be paid to the auditors was ratified.  The votes were cast as follows: 34,643,556 shares of common stock were voted for the ratification, 1,534,251 shares of common stock were voted against the ratification, and 96,909 shares of common stock abstained from the vote.

4.              An advisory vote to approve the compensation of the named executive officers as disclosed in the proxy statement was approved.  The votes were cast as follows: 11.287,194 shares of common stock were voted for the approval, 926,859 shares of common stock were voted against the approval, 152,850 shares of common stock abstained from the vote.  23,907,813 shares of common stock were recorded as broker non-votes.

5.              An advisory vote on the frequency of the vote on the compensation of the named executive officers was held with the plurality of votes recorded in favor of holding an advisory stockholder vote once every three years.  The votes were cast as follows: 4,409,560 shares of common stock voted in favor of an advisory vote every year, 250,458 shares of common stock voted in favor of an advisory vote every two years, 7,612,827 shares of common stock voted in favor of an advisory vote every three years, and 94,058 shares of common stock abstained from voting.  Consistent with a majority of the votes cast with respect to this proposal and with the recommendation of the Board of Directors, the Company will hold a stockholder advisory vote on the compensation of its named executive officers once every three years until the next required vote on the frequency of stockholder votes on the compensation of its named executive officers as required pursuant to Section 14A of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

On June 12, 2013, the Company issued a press release related to the election of Messrs Kyle and Mann, the retirement of Mr. Pendergast and the resignation of Mr. Dunn.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
10.2	2013 Stock Option and Incentive Plan
99.1	Press Release dated June 12, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLC SYSTEMS INC.

Date: June 12, 2013	By:	/s/ Gregory W. Mann
Gregory W. Mann,
Chief Financial Officer